                                                                     EXHIBIT 5.1



                                     October 30, 1996


Candela Corporation
530 Boston Post Road
Wayland, MA  01778


   Re: Registration Statement on Form S-8 Relating to the 1989
       Stock Plan of Candela Corporation (hereinafter the "Plan")
       ----------------------------------------------------------

Ladies and Gentlemen:

   Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Candela Corporation (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 250,000 shares of Common Stock, $.01 par value, of the Company issued or issuable pursuant to the Plan (the "Shares").

   We are Counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors.

   We have examined such documents, certificates, records and matters of law that we have deemed necessary or appropriate for the purpose of this opinion.

   Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                             Very truly yours,


                             TESTA, HURWITZ & THIBEAULT, LLP